SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                July 24, 2014

Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53259	20-5572576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Jefferson Place

100 Jefferson Boulevard, Suite 200

Warwick, Rhode Island 02888-3849

(Address of Principal Executive Offices)

401/739-3300

(Registrant’s Telephone Number)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 24, 2014, Dale P. Euga stepped down as Chief Executive Officer of Powerdyne International, Inc. (“the Company”), effective immediately, retaining the position of President.

(c )

On July 24, 2014 at a Special Meeting of the Board of Directors (the “Board”) of the Company, the Board elected James F. O’Rourke as Chief Executive Officer, effective immediately and was appointed as a director as well. The compensation arrangements are currently being negotiated.

Jim O’Rourke, age 60, brings over 35 years of experience in the area of manufacturing and transitioning designs from conception to production. Mr. O’Rourke also has experience in acquisitions, mergers as well as managing the operational side of startup businesses. He is the founder of CM Technology which designs and manufactures custom motors for the automotive, industrial and robotic markets and the design and manufacture of high power rotary uninterruptable power supplies (RUPS) for the distributed generation, industrial, telecommunication, cloud data center and power quality markets. CM Technology was founded by Jim after leaving SatCon Technology Corporation in 2009 and he is still actively involved in the company. From 1994 to 2009 Jim worked for SatCon Technology Corporation in many operational positions, including as Vice Present and General Manager of SatCon Power Systems, as the Manager of Drive Systems for the Applied Technology Business Unit, and the Manager or SatCon’s Magmotor Business Unit, responsible for the day to day operation and assisting in the co-ordination of forming SatCon Power Systems. SatCon Power System was formed by the merger and acquisition of both domestic and international companies into Magmotor.

(d)

At the July 24, 2014 Special Meeting of the Board, the Board elected three new directors, increasing the total members of the board from two to five. The newly elected directors are:

James F. O’Rourke, see the description above, Chief Executive Officer of the Company, has over 30 years of experience in the design and manufacture of industrial, robotic and transportation equipment for a variety of applications both in the United States and overseas.

Robert C. Hemsen, who was before retiring, The Director Human of Resources, Corporate Development, Mergers and Acquisition for IBM.

John M. Faulhaber was the Executive Vice President for the Trust Department for Rhode Island Hospital Trust’s private bank and the Grand Secretary of the Masonic Grand Lodge of the State of Rhode Island and Corporate Secretary of Masonic Grand Lodge Charities, Inc.

There are no family relationships between Messrs. O’Rourke or Faulhaber and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Hemsen does not have any family relationships with any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer other than Linda H. Madison who is the Corporate Secretary/Treasurer.  Additionally, there have been no transactions involving any of the newly appointed directors that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC.

Date: July 28, 2014	/s/ Arthur M. Read, II
Executive Vice-President and General Counsel